Exhibit 99.1

Press Release

Primo Water Announces Agreement with Legion Partners

Appoints Derek R. Lewis and Lori Tauber Marcus to Board of Directors

TAMPA, Fla., May 3, 2023 – Primo Water Corporation (NYSE: PRMW) (TSX: PRMW) (the “Company” or “Primo Water”), a leading provider of sustainable drinking water solutions in North America and Europe, today announced that it has entered into a cooperation agreement (the “Agreement”) with Legion Partners Holdings, LLC (together with its affiliates, “Legion”). Following the Annual Meeting, the size of Primo Water’s Board of Directors will revert to ten directors.

Under the terms of the Agreement, Primo Water will appoint two new independent directors nominated by Legion, Derek R. Lewis and Lori Tauber Marcus, who will join Primo Water’s Board of Directors (the “Board”) on May 3, 2023, and will also nominate Mr. Lewis and Ms. Marcus for election to the Board at the Company’s 2023 annual and special meeting of shareowners (the “Annual Meeting”) to be held on May 31, 2023. In addition, the Company has agreed to adopt certain corporate governance enhancements, including changes to its advance notice bylaw provisions.

“We are pleased to have reached this amicable agreement with Legion,” said Jerry Fowden, Chairman of Primo Water’s Board. “We welcome Derek and Lori to our Board and look forward to working together towards our common goal of enhancing value for our customers, shareowners and other stakeholders. On behalf of the Board, I would also like to thank Greg Monahan and Eric Rosenfeld, who will not stand for re-election at the Annual Meeting, for their enormous contribution to Primo Water over the past 15 years. We are grateful for their dedicated service and wish them the very best in all their future endeavors.”

“We are pleased to have reached this constructive agreement with Primo Water,” said Chris Kiper, Managing Director of Legion Partners. “Legion believes that Primo Water has a significant opportunity to generate profitable growth and substantial value for shareowners, and Derek and Lori bring deep and relevant experience that will help the Company achieve this goal.”

In connection with the appointment of these two new directors, Legion has withdrawn its notice of intention to nominate candidates for election at the Annual Meeting and has agreed to customary standstill and voting commitments. Legion has also agreed not to pursue its complaints to the Ontario Securities Commission and the Toronto Stock exchange in connection with the Annual Meeting.

A copy of the Agreement will be included as an exhibit to the Company’s current report on Form 8-K, which will be filed with the U.S. Securities and Exchange Commission and with securities regulators in Canada on the System for Electronic Document Analysis and Retrieval.

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Further details regarding the Annual Meeting will be included in the Company’s definitive proxy materials, which will be filed with the SEC and mailed to all Primo Water shareowners.

About Lori Tauber Marcus

Ms. Lori T. Marcus currently serves as the founder of Courtyard Connections, LLC, an advisory firm focused on marketing and leadership in consumer goods, retail, food service, and consumer technology, since September 2015, and serves as an Executive Advisor with Crenshaw Associates, an advisory firm serving senior executives and leading corporations since September 2019, and as a manager of its Director Prep Practice program, since January 2022. Prior to that, Ms. Marcus served as Chair of the Direct to Patient Initiative with the Harvard Business School’s Kraft Precision Medicine Accelerator from 2017 to June 2020. In 2016, Ms. Marcus served as Chief Marketing Officer for Peloton Interactive, Inc. (NASDAQ: PTON), a global fitness platform, prior to its initial public offering. In 2013, Ms. Marcus was appointed the Executive Vice President and Chief Global Brand and Product Officer at Keurig Green Mountain, Inc. (formerly NASDAQ: GMCR), a coffee and coffee products company, and departed the company in 2015. From 2011 to 2012, she served as Chief Marketing Officer at The Children’s Place, Inc. (NASDAQ: PLCE), a children’s clothing company. Ms. Marcus previously spent 24 years with PepsiCo, Inc. (NASDAQ: PEP) in marketing and general management positions of increasing responsibility, culminating in her appointment as Senior Vice President, Marketing Activation for PepsiCo Beverages, North America. Additionally, Ms. Marcus has served on the board of Fresh Del Monte Produce Inc. (NYSE: FDP), a global food and produce company, since May 2021. Since January 2021, Ms. Marcus has served on the board of directors of 24-Hour Fitness, Inc., a privately held fitness company, including as Chair of its compensation committee. Previously, Ms. Marcus served on the board of directors of Phunware, Inc. (NASDAQ: PHUN), an enterprise software company, from December 2018 to September 2021. Ms. Marcus received her B.S. from the Wharton School of Business at the University of Pennsylvania.

About Derek R. Lewis

Mr. Derek R. Lewis recently served as President, Multicultural Business and Equity Development at PepsiCo North America (“Pepsi NA”), the North America focused subsidiary of PepsiCo, Inc. (NYSE: PEP) (“Pepsi”), a global food and beverage company, from January 2022 to December 2022. Mr. Lewis is a 30+ year Pepsi veteran, serving in numerous leadership positions across the organization in roles of increasing responsibility, including as President of the Pepsi Beverages North America, South Division (“Pepsi NA South”), a beverage products subsidiary of Pepsi, from January 2019 to January 2022; as Senior Vice President & General Manager, Field Sales Operations at Pepsi NA, from 2012 to December 2018; as Senior Vice President & General Manager of Pepsi NA South, from 2008 to 2012, as well as in a number of sales, operational and management roles at Pepsi, from 1988 to 2008. Mr. Lewis also served on the Board of Directors of the American Beverage Association, a trade association representing America’s non-alcoholic beverage industry, from 2017 to December 2022. Mr. Lewis received his B.S. from Hampton University in Virginia and his Executive MBA from Xavier University in Ohio.

Press Release

ABOUT PRIMO WATER CORPORATION

Primo Water is a leading pure-play water solutions provider in North America and Europe and generates approximately $2.2 billion in annual revenue. Primo Water operates largely under a recurring revenue model in the large format water category (defined as 3 gallons or greater). This business strategy is commonly referred to as “razor-razorblade” because the initial sale of a product creates a base of users who frequently purchase complementary consumable products. The razor in Primo Water’s revenue model is its industry leading line-up of innovative water dispensers, which are sold through approximately 10,000 retail locations and online at various price points. The dispensers help increase household and business penetration which drives recurring purchases of Primo Water’s razorblade offering or water solutions. Primo Water’s razorblade offering is comprised of Water Direct, Water Exchange, and Water Refill. Through its Water Direct business, Primo Water delivers sustainable hydration solutions across its 21-country footprint direct to customers, whether at home or to businesses. Through its Water Exchange business, customers visit retail locations and purchase a pre-filled bottle of water. Once consumed, empty bottles are exchanged at our recycling center displays, which provide a ticket that offers a discount toward the purchase of a new bottle. Water Exchange is available in approximately 17,500 retail locations. Through its Water Refill business, customers refill empty bottles at approximately 23,500 self-service refill drinking water machines. Primo Water also offers water filtration units across its 21-country footprint.

Primo Water’s water solutions expand consumer access to purified, spring, and mineral water to promote a healthier, more sustainable lifestyle while simultaneously reducing plastic waste and pollution. Primo Water is committed to its water stewardship standards and is proud to partner with the International Bottled Water Association (IBWA) in North America as well as with Watercoolers Europe (WE), which ensure strict adherence to safety, quality, sanitation and regulatory standards for the benefit of consumer protection.

Primo Water is headquartered in Tampa, Florida (USA). For more information, visit www.primowatercorp.com.

About Legion Partners

Legion Partners is an activist investment manager based in Los Angeles, CA, focused on U.S. small-cap companies. Legion Partners seeks to generate attractive long-term returns employing deep fundamental research, a concentrated portfolio and responsible, collaborative engagement as a catalyst for value creation. Founded in 2012, Legion Partners takes a value-driven approach to managing a high-conviction portfolio on behalf of sophisticated institutional and individual investors. Learn more at www.legionpartners.com.

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Safe Harbor Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, Section 21E of the Securities Exchange Act of 1934 and applicable Canadian securities laws conveying management’s expectations as to the future based on plans, estimates and projections at the time the Company makes the statements. Forward-looking statements involve inherent risks and uncertainties and the Company cautions you that a number of important factors could cause actual results to differ materially from those contained in any such forward-looking statements. The forward-looking statements in this press release include but are not limited to statements regarding the effectiveness of the Company’s strategy and the ability of the Company’s reconstituted Board to execute on such strategy. The forward-looking statements are based on assumptions regarding management’s current plans and estimates. Factors that could cause actual results to differ materially from those described in this press release include, among others: risks relating to any unforeseen changes to or effects on liabilities, future capital expenditures, revenues, expenses, earnings, synergies, indebtedness, financial condition, losses and future prospects; the effect of economic, competitive, legal, governmental and technological factors on Primo Water’s business; and the impact of national, regional and global events on our business, including the COVID-19 outbreak. The foregoing list of factors is not exhaustive. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date hereof. Readers are urged to carefully review and consider the various disclosures, including but not limited to risk factors contained in the Company’s Annual Report in the Form 10-K and its quarterly reports on Form 10-Q, as well as other periodic reports filed with the securities commissions. The Company does not, except as expressly required by applicable law, undertake to update or revise any of these statements in light of new information or future events.

Important Additional Information

The Company, its directors and certain of its executive officers are participants in the solicitation of proxies from the Company’s shareowners in connection with the Annual Meeting. The Company filed its definitive proxy statement and a BLUE proxy card with the SEC and Canadian securities regulators on March 31, 2023 in connection with the solicitation of proxies from the Company’s shareowners and plans to file an amended proxy statement and an amended proxy card to reflect its updated slate of Board nominees. SHAREOWNERS OF THE COMPANY ARE STRONGLY ENCOURAGED TO READ SUCH PROXY STATEMENT, ACCOMPANYING BLUE PROXY CARD, ANY AMENDMENTS THERETO AND ALL OTHER DOCUMENTS FILED WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE AS THEY WILL CONTAIN IMPORTANT INFORMATION. The Company’s definitive proxy statement for the Annual Meeting contains information regarding the direct and indirect interests, by security holdings or otherwise, of the Company’s directors and executive officers in the Company’s securities. Information regarding subsequent changes to their holdings of the Company’s securities can be found in the SEC filings on Forms 3, 4 and 5, which are available on the Company’s website at https://primowatercorp.com/investors/ or through the SEC’s website at www.sec.gov, and are disclosed on The System for Electronic Disclosure by Insiders (SEDI) in Canada. Information can also be found in the Company’s other SEC filings, including its Annual Report on Form 10-K for the year ended December 31, 2022, filed on March 1, 2023. Shareowners will be able to obtain the definitive proxy statement, any amendments or supplements to the proxy statement and other documents filed by the Company with the SEC and Canadian securities regulators at no charge at the SEC’s website at www.sec.gov and on the System for Electronic Document Analysis and Retrieval (SEDAR) at www.sedar.com. Copies will also be available at no charge on the Company’s website at https://primowatercorp.com/investors/.

Press Release

Media:

Dan Gagnier & Riyaz Lalani
Gagnier Communications
(646) 342-8087

PrimoWater@gagnierfc.com

Investor Relations:

Jon Kathol

Vice President, Investor Relations

Tel:813-544-8515

investorrelations@primowater.com